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Exhibit 10.1

EXPANDED PCR DIAGNOSTIC SERVICES AGREEMENT

BY AND BETWEEN

ROCHE MOLECULAR SYSTEMS, INC.

AND

SPECIALTY LABORATORIES, INC.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

		Page No
Background		1
Section 1	Definitions	1
Section 2	Grant	4
Section 3	Additional Limitations and Acknowledgment on Diagnostic Products	5
Section 4	Royalties, Records and Reports	5
Section 5	Technology Notification	7
Section 6	Promotional Material	7
Section 7	Term and Termination	7
Section 8	Confidentiality-Publicity	9
Section 9	Compliance	10
Section 10	Assignment	10
Section 11	Negation of Warranties and Indemnity	10
Section 12	General	11
Attachments:
Attachment I	Combination Services
Attachment II	Collection Rate
Attachment III	Summary Royalty Report
Attachment IV	Licensed Services

EXPANDED PCR DIAGNOSTIC SERVICES AGREEMENT

        This Agreement is made by and between Roche Molecular Systems, Inc. ("RMS"), having an office at 4300 Hacienda Drive, Pleasanton, California 94588 and Specialty Laboratories, Inc. ("SLI"), 2211 Michigan Avenue, Santa Monica, California 90404-3900, hereafter collectively referred to as "The Parties".

BACKGROUND

A.
RMS owns and has the right to grant immunities from suit to practice under certain United States Patents describing and claiming, inter alia, nucleic acid amplification processes known as polymerase chain reaction ("PCR"), homogeneous PCR, and RT ("reverse transcription") and RT-PCR, as defined more fully below.

B.
SLI has attained substantial expertise in validating, documenting and performing sophisticated diagnostic procedures.

C.
SLI has previously obtained immunities from suit from RMS to use PCR Technology under a PCR Diagnostic Services Agreement effective June 6, 1992, as amended ("the '92 Agreement"), and to use Homogeneous PCR Technology under a Homogeneous PCR Clinical Services Agreement effective October 5, 1999 ("the '99 Agreement") to perform certain PCR-based human in vitro clinical laboratory services, and SLI wishes to replace the '92 Agreement and the '99 Agreement with an immunity on the terms and subject to the conditions provided exclusively in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, RMS and SLI agree as follows:

1.
Definitions

        For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

  1.1
  The term "Affiliate" of a designated Party to this Agreement shall mean:

  a)
  an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either Party to this Agreement;

  b)
  an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either Party to this Agreement;

  c)
  an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either Party to this Agreement; and

  d)
  an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.

        It is understood and agreed, however, that the term "Affiliate" shall not include Genentech Inc., a Delaware Corporation.

        1.2  "Combination Service" shall mean a Licensed Service offered in combination with another non-PCR diagnostic assay(s) or together with a non-testing service(s) such as a specialized interpretive service or a consultative service (e.g., genetic counseling) as part of a package, where the Licensed Service is not separately billed.

        1.3  "Diagnostic Product" shall mean an assemblage of reagents, including but not limited to reagents packaged in the form of a kit, useful in performing a Licensed Service.

        1.4  "Effective Date" shall mean the date on which the last signatory to this Agreement signs the Agreement.

        1.5  "Homogeneous PCR Technology" shall mean 5' Nuclease Technology and United States Patent Nos. 5,491,063, 5,571,673, and 6,171,785 B1, and any reissue or reexamination patents thereof, and only the processes defined by the method claims of United States Patent No. 5,994,056, and any reissue or reexamination patents thereof, and only the method and primer claims of United States Patent No. 5,573,906, and any reissue or reexamination patents thereof.

        1.6  "Licensed Field" shall mean the field of human in vitro diagnostics for the detection, quantitation, monitoring, genotyping, or phenotyping, of genetic and infectious diseases, disease susceptibility, genetic pre-disposition to disease, cancer; and for tissue transplant typing, including testing performed on animal tissue intended for use in xenotransplantation; Parentage Determination; diagnosis, disease management; and clinical trials, whether or not a patient result is provided directly or indirectly to a patient. Licensed Field shall specifically exclude any services performed for screening of blood and/or blood products.

        1.7  "Licensed Service(s)" shall mean either:

  a)
  "Service A": the performance by SLI of an in vitro diagnostic procedure utilizing PCR Technology, Other Technology, RT and RT-PCR Technology and/or Quantitation Technology on a sample of material obtained from a human being solely to detect the presence, absence or quantity of a nucleic acid sequence associated with a human disease or condition within the Licensed Field; or

  b)
  "Service B": the performance by SLI of an in vitro diagnostic procedure utilizing Homogeneous PCR Technology on a sample of material obtained from a human being solely to detect the presence, absence or quantity of a nucleic acid associated with a human disease or condition within the Licensed Field.

          Licensed Services include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material, including sequence analysis, and reporting the results.

          1.7.1    For avoidance of doubt, Licensed Services do not include the performance of a PCR-based assay with a kit or other product licensed by RMS that conveys diagnostic PCR rights to the end user of such kit or product.

        1.8  "Licensed Technology" shall mean the PCR Technology, Homogeneous PCR Technology, Other Technology, RT and RT-PCR Technology and/or Quantitation Technology. No rights under any kit claims are included in this definition or this Agreement. With the exception of the reaction mixture claims of United States Patent Nos. 5,804,375, 5,693,517, and 5,476,774, the plasmid claims of the "774 patent, the primer claims of United States Patent No. 5,573,906, and the probe claims of United States Patent No. 5,110,920, no rights under any substance claims are included in this definition or this Agreement.

        1.9  "Net Service Revenues" shall mean the gross invoice price for the Licensed Services performed by SLI (or the fair market value for any nonmonetary consideration which SLI agrees to receive in exchange for Licensed Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

  a)
  discounts allowed and taken, in amounts customary in the trade (which shall include the difference between the dollar amount charged by SLI for a Licensed Service and the Medicare and/or Medicaid Limits of Allowance and/or reimbursement limitations of a Third Party insurance program); and

  b)
  bad debt with respect to direct-billed Licensed Services (as distinct from third-party reimbursed Licensed Services) up to [***]* of gross invoice price for Licensed Services, which bad debt SLI shall prove and document that it was reasonable and diligent in its efforts to collect payment.

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        No allowance or deduction shall be made for commissions or collections, by whatever name known.

          1.9.1    The Net Service Revenues of the Licensed Services that are performed by SLI for any person, firm or corporation controlling, controlled by, or under common control with SLI, shall be determined based on the average selling price to all Third Parties during the period on a test by test basis.

          1.9.2    It is hereby understood and agreed that, to the extent feasible, Licensed Services and Combination Services shall at all times be invoiced, listed and billed by SLI as a separate item in SLI's invoices, bills and reports to customers. Net Service Revenues for determining royalties on a Licensed Service which is part of a Combination Service shall be determined by multiplying the gross invoice price, less applicable deductions, by the appropriate fraction in Attachment I hereto. The fraction specified in Attachment I for a particular Licensed Service shall be set by RMS after consultation with SLI, as accurately reflecting the value contributed by the Licensed Service to the overall value of the Combination Service as offered by SLI, and as set forth in Section 2.4. Attachment I hereto shall be modified as new Combination Services are identified and new royalty-bearing fractions set, and as set forth in Section 2.4.

          1.9.3    The royalty due on a Licensed Service that at times consists of only Service A or Service B, at other times consists of both Service A and B or Service A or B in conjunction with a licensed product as described in Section 1.7.1, and is sold in such cases as a package under a single price, shall be determined by: a) identifying the percent of time the Licensed Service includes both Service A and B, b) multiplying the gross invoice price, less applicable deductions, by the percent of time the Licensed Service includes Service A or Service B along with the percent of time both Service A and B are included, c) multiplying each of those factors by the applicable royalty rate, and d) adding those results. Such Licensed Services shall be added by RMS to Attachment IV hereto with the referenced equation stated, after consultation with SLI. For each such Licensed Service SLI intends to offer pursuant to this Agreement, SLI shall provide RMS 30 days written notice of SLI's intent to offer such service which shall include a description of the service, at which time RMS shall amend Attachment IV accordingly.

          1.9.4    The royalty due on a Licensed Service, such as a panel, that consists of both Service A and Service B Licensed Services, shall be determined by dividing the total Net Service Revenue by the number of Licensed Services performed and multiplying that factor by the applicable royalty rate specified in Section 4.1 for each Service A and Service B in the panel (e.g., the royalty due on Net Service Revenues of [***]* for a Licensed Service panel that consists of one Service A and two Service B's for infectious disease, would be determined by multiplying [***]* by [***]* of [***]* and [***]* by [***]* of [***]*, for a royalty payment of [***]*).

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        1.10    "Other Technology" shall mean the processes covered by the method claims of United States Patent Nos. 5,008,182 and 5,176,995, and any reissue or reexamination patents thereof, and the claims of United States Patent No. 5,110, 920, and any reissue or reexamination patents thereof.

        1.11    "Parentage Determination" shall mean analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a sexual assault investigation.

        1.12    "PCR Technology" shall mean polymerase chain reaction technology covered by United States Patent Nos. B1 4,683,195 and B1 4,683,202 and any reissue or reexamination patents thereof.

        1.13    "Quantitation Technology" shall mean the method claims of United States Patent Nos. 5,389,512 and 5,219,727, and any reissue or reexamination patents thereof, and claims 1-4, 8, 9 and 15-18 of United States Patent No. 5, 476,774, and any reissue or reexamination patents thereof.

        1.14    "RT and RT-PCR Technology" shall mean the reverse transcription process covered by the method claims of United States Patent Nos. 5,407,800, 5,310,652, 5,561,058, 5,618,703 and 5,322,770, and any reissue or reexamination patents thereof, and the claims of United States Patent No. 5,693,517, and any reissue or reexamination patents thereof.

        1.15    "Territory" shall mean the United States and its possessions and the Commonwealth of Puerto Rico.

        1.16    "Third Party" shall mean a party other than an Affiliate of The Parties to this Agreement.

        1.17    "Valid Claim" shall mean an unexpired claim of any of the patents within Licensed Technology which has not been held invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, such decision being unappealable or unappealed within the time allowed for appeal.

        1.18    "5' Nuclease Technology" shall mean only the processes defined by the method claims of United States Patent Nos. 5,210,015 and 5,487,972 and any reissue or reexamination patents thereof and the reaction mixture claims of United States Patent No. 5,804,375 and any reissue or reexamination patents thereof.

2.
Grant

        2.1  Upon the terms and subject to the conditions of this Agreement, RMS hereby grants to SLI, and SLI hereby accepts from RMS, a royalty-bearing, non-exclusive non-transferable immunity from suit under Licensed Technology solely to perform Licensed Services within the Territory. The Parties understand and agree that no rights are hereby granted, expressly or by implication, under U.S. Patent No. 4,965,188 ("the "188 patent") covering the performance of nucleic acid amplification using a thermostable polymerase. An immunity from suit under the "188 patent may be obtained by purchase, and use in the performance of Licensed Services, of thermostable polymerase manufactured by RMS or Roche Molecular Biochemicals, or by contacting the Licensing Department, Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, CA 94501.

        2.2  The Licensed Technology hereunder may be used solely for the performance of Licensed Services and for no other purpose whatsoever, and no other right, immunity or license is granted expressly, impliedly or by estoppel.

        2.3  SLI expressly acknowledges and agrees that the immunity from suit pursuant to this Agreement is personal to SLI alone and SLI shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing immunity from suit. SLI further agrees that Licensed Services will be performed, offered, marketed and sold only by SLI except as provided in Section 2.3(a) and SLI shall not authorize any other party, including Affiliates, to use the Licensed Technology, nor shall it use the Licensed Technology in conjunction with any other party.

  a)
  SLI may offer, market and sell Licensed Services that are performed by other laboratories subject to the following conditions:

  i)
  Each laboratory performing Licensed Services for SLI must be separately licensed under RMS's diagnostic services program.

  ii)
  SLI provides RMS, simultaneously with the execution of this Agreement, a complete list with the name and address of each laboratory to which SLI refers Licensed Services. SLI shall provide an update of such a list to RMS on each anniversary of the Effective Date of this Agreement.

  iii)
  SLI must contact RMS to verify that a new laboratory to which it seeks to send samples for the performance of Licensed Services is properly licensed by RMS before sending samples to that laboratory.

        2.4  For each Combination Service that SLI intends to offer pursuant to this Agreement, and at least sixty (60) days before SLI intends to offer any such Combination Service, SLI shall:

  a)
  notify RMS of such proposed Combination Service, such notice to include a complete and detailed description of the proposed Combination Service; and

  b)
  obtain from RMS a duly authorized agreement, in the form of Attachment I hereto, for such Combination Service, which agreement shall indicate the fraction or percentage of the package price of such Combination Service, less appropriate deductions, on which royalties shall be paid.

        For any Combination Service(s) claimed by SLI on royalty reports for which SLI has not satisfied the criteria set forth in subsections (a) and (b) above, the royalty payable on such Combination Service shall be assessed on 100% of the package price of such Combination Service, less applicable deductions. As to all other Licensed Services offered by SLI which are not part of a Combination Service, SLI agrees to inform RMS of the availability from SLI of each such Licensed Service within thirty (30) days after SLI commences offering the Licensed Service.

        2.5  RMS hereby grants to SLI the right and SLI accepts and agrees to credit RMS as the source of Licensed Technology rights in SLI's, promotional materials and any other materials intended for distribution to Third Parties as follows:

        "This service is performed pursuant to an agreement with Roche Molecular Systems, Inc."

3.
Additional Limitations and Acknowledgment on Diagnostic Products

        SLI acknowledges and agrees that the immunity from suit granted hereunder is for the performance of Licensed Services only and does not include any right to make, have made, import, offer or sell any products, including devices, PCR reagents, kits or Diagnostic Products. SLI further acknowledges and agrees that RMS Affiliates are in the business of providing clinical laboratory testing services and the commercial sale of diagnostic testing systems and therefore may compete directly with SLI's business.

4.
Royalties, Records and Reports

        4.1  Royalties. For the rights and privileges granted under Section 2.1 of this Agreement SLI shall pay to RMS:

    a)
    For Licensed Services defined as Service A: an amount equal to [***]* of SLI's Net Service Revenues per each Service A performed; and

    b)
    For Licensed Services defined as Service B: an amount equal to:

    i)
    (for infectious disease testing): [***]* of SLI's Net Service Revenues per each Service B performed; and

    ii)
    (for non-infectious disease testing): [***]* of SLI's Net Service Revenues per each Service B performed.

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        4.2  Reports. SLI shall deliver to RMS, within sixty (60) days as of the end of and for each semiannual calendar period, i.e. the six (6) month periods that are January 1 through June 30 and July 1 through December 31 (each a "Reporting Period"), a true and accurate royalty report ("Royalty Report"). Each Royalty Report shall indicate the number of Licensed Services performed during the relevant Reporting Period and the detail specified below. Each Royalty Report shall be submitted either (a) on the "Summary Royalty Report", a copy of which is attached hereto as Attachment III, or (b) on a form generated by SLI which duplicates the format of the Summary Royalty Report; and includes at least the following:

  a)
  the name of each Licensed Service and Combination Service by target or analyte (e.g. HIV Quantitation, Cystic fibrosis/ HLA and specifying either Service A or Service B) and the number performed;

  b)
  the gross invoice price billed for each Licensed Service and Combination Service and any amounts deducted from that gross invoice price in determining Net Service Revenues (e.g., amount not reimbursed by third-party payer or Combination Service approved must be stated and annotated);

  c)
  Net Service Revenues and the calculation of total royalties thereon; and

  d)
  the calculation of the royalties payable to RMS. If no royalties are due, it shall be so reported.

        In the event SLI is unable to calculate Net Service Revenues as prescribed in Section 1.9, SLI shall so inform RMS, and upon RMS's written consent, SLI shall calculate royalties as follows:

        Upon receipt by RMS of satisfactory documentation verifying SLI's actual percentage of gross billings collected on third-party reimbursed Licensed Services for SLI's most recently ended fiscal year (the "Collection Rate"), SLI shall be permitted to calculate Net Service Revenues on third-party reimbursed Licensed Services based on the Collection Rate. As of the Effective Date, SLI hereby represents and confirms to RMS that its Collection Rate is for its fiscal year ending December 30, 2000 is [***]*, which rate is specified in Attachment II. During the Term of this Agreement, and within ninety (90) days after the end of SLI's fiscal year, SLI shall deliver to RMS satisfactory documentation that verifies the Collection Rate. If SLI's Collection Rate varies by at least [***]* of the rate stated in Attachment II, RMS shall amend Attachment II accordingly. Should SLI fail to provide the required updated documentation, SLI shall calculate Net Service Revenues and royalties due on third-party reimbursed Licensed Services as prescribed in Section 1.9 for the remaining term of the Agreement.

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        The correctness and completeness of each Royalty Report shall be attested to in writing by an authorized representative of SLI.

        Simultaneously with the delivery of each Royalty Report, SLI shall pay to RMS the royalty due under this Agreement for the period covered by such report. All payments due RMS hereunder shall be payable in United States currency and sent together with the Royalty Report by the due date to the following address:

        Roche Molecular Systems, Inc.
        P.O. Box 100858
        Pasadena, CA 91189-0858

or to any address that RMS may advise in writing.

        In the event that, during any Reporting Period, SLI performs no tests which are Licensed Services, LE shall so indicate on SLI's Royalty Report, by checking the appropriate box regarding License Services.

        4.3  Inspection. No earlier than thirty (30) days after RMS's written request to SLI, RMS or an accounting firm selected by RMS (including, but not limited to RMS's normal certified public accounting firm), may, at its own expense (except as provided below and no more than once each calendar year), inspect the records, books of account and any other materials of SLI pertaining to the Royalty Reports required in Section 4.2 above, provided that any accounting firm will hold such records in strict confidence, except as necessary to report to RMS and SLI on SLI's compliance with this Agreement. Such books and supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain. If such an inspection shows an underpayment by SLI to RMS by more than ten percent (10%) for any Reporting Period, SLI will pay, in addition to the amount due, plus interest, the accounting firm's reasonable fees and expenses.

        4.4  Licensed Services performed by SLI on or after January 1, 2001 shall be royalty bearing and reported to RMS together with the first Royalty Report due hereunder.

        4.5  If SLI shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest at the Citibank NA base lending rate ("Prime Rate") plus two percent (2%) from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.

        4.6  Survival. The provisions of this Article 4 shall survive any termination or expiration of this Agreement.

5.
Technology Notification

        5.1  With respect to any invention, improvement or discovery (hereinafter referred to as "Discoveries" in this Article) of SLI made after entering into this Agreement, resulting from work conducted under this Agreement and being applicable to PCR Technology, other Technology, Homogeneous PCR Technology, RT and RT-PCR Technology and/or Quantitation Technology, if SLI decides to license said Discoveries to Third Parties, then SLI and RMS, unless not possible due to SLI's pre-existing commitments to Third Parties relating to said Discoveries, may negotiate a license for RMS to use said Discoveries in PCR-based Diagnostic Products and services.

6.
Promotional Material

        6.1  SLI shall, upon reasonable written request of RMS, furnish RMS with representative copies of all promotional material related to the Licensed Services.

7.
Term and Termination

        7.1  The immunity from suit granted to SLI herein shall commence on the Effective Date and terminate on the date of expiration of the last to expire of the patents included within the Licensed

Technology, which patent contains at least one Valid Claim covering the performance of Licensed Services.

        7.2  Except as otherwise provided in this Section 7.2, concurrent with the execution of this Agreement, and as of the Effective Date herein, the '92 Agreement and the '99 Agreement are terminated and replaced in their entirety by this Agreement. On or before August 31, 2001, SLI shall submit to RMS a Royalty Report for the Reporting Period of January 1, 2001 to June 30, 2001 in accordance with the provisions of Article 4 hereof. Within 60 days thereafter, SLI shall submit to RMS a restatement of royalties due under the '92 Agreement and the '99 Agreement for the period of October 5, 1999 through December 31, 2001 (the "Review Period") in accordance with the respective provisions of the '92 Agreement and the '99 Agreement. RMS shall have the option, exercisable within 90 days after receipt of such restatement, to either accept the accuracy of such restatement or request an audit of the restatement in accordance with the provisions of the '92 Agreement and the '99 Agreement. In the absence of such a request for an audit within such 90-day period, RMS shall be presumed to have accepted such restatement. Upon either acceptance by RMS of the restatement or the completion of an audit of SLI, either SLI shall pay to RMS any net underpayment with respect to the Review Period or RMS shall credit SLI for any net overpayment. Any such payment or credit shall be taken in the next regularly scheduled royalty report due under this Agreement. RMS shall not audit periods prior to October 5, 1999.

        7.3  Notwithstanding any other Section of this Agreement, SLI may terminate this Agreement for any reason on thirty (30) days' written notice to RMS.

        7.4  The decision of a Court or Administrative body finding RMS liable or culpable due to SLI's performance of Licensed Services shall give RMS the right to terminate this Agreement immediately upon notification to RMS of said decision.

        7.5  The immunity from suit granted hereunder to SLI shall automatically terminate upon (a) an adjudication of SLI as bankrupt or insolvent, or SLI's admission in writing of its inability to pay its obligations as they mature; or (b) an assignment by SLI for the benefit of creditors; or (c) SLI's applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property; or such receiver, trustee or similar officer's appointment without the application or consent of SLI, if such appointment shall continue undischarged for a period of ninety (90) days; or (d) SLI's instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to SLI under the laws of any jurisdiction; or (e) the institution of any such proceeding (by petition, application or otherwise) against SLI, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of SLI, if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or (f) loss of SLI's federal or state licenses permits or accreditation necessary for operation of SLI as a health care institution.

        7.6  RMS shall have the right to terminate this Agreement by written notice to SLI upon any change in the ownership or control of SLI or of its assets. Termination under this Section shall be effective immediately upon receipt by SLI of RMS's notice of termination. For such purposes, a "change in ownership or control" shall mean that 50% or more of the voting stock of SLI become subject to the control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not control such proportion of voting stock as of the Effective Date of the Agreement. Without limiting the foregoing, RMS shall have the right to terminate this Agreement upon any transfer or sale of 30% or more of the assets of SLI to another party.

        7.7  Breach. Upon any breach of or default of a material term under this Agreement by SLI, RMS may terminate this Agreement upon thirty (30) days' written notice to SLI. Said notice shall become effective at the end of the thirty-day period, unless during said period SLI fully cures such breach or default and notifies RMS of such a cure.

        7.8  Upon termination of this Agreement as provided herein, all immunities and rights granted to SLI hereunder shall revert to or be retained by RMS. To the extent RMS has licensed technology or know-how of SLI pursuant to Article 5 hereto, those licenses shall remain in force according to their terms.

        7.9  SLI's obligations to report to RMS and to pay royalties to RMS as to the Licensed Services performed under the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

8.
Confidentiality-Publicity

        Except as otherwise specifically provided in Section 2.5, SLI agrees to obtain RMS's approval before distributing any written information, such as a press release, to Third Parties which contains references to RMS or this Agreement. RMS's approval shall not be unreasonably withheld or delayed and, in any event, RMS's decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the term of the Agreement without further approval by RMS unless RMS has notified SLI in writing of its decision to withdraw permission for such use.

        8.2  Each Party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") in connection with this Agreement, including, without limitation, this Agreement, shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any Third Party and shall hold it in confidence for a period of five (5) years and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof.

        8.3  The above obligations of confidentiality shall not be applicable to the extent:

    a)
    such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

    b)
    such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or

    c)
    such information is received by the Receiving Party from any Third Party for use or disclosure by the Receiving Party without any obligation to the Disclosing Party provided, however, that information received by the Receiving Party from any Third Party funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

    d)
    the disclosure of such information is required or desirable to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

        8.4  Each Party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of the terms of this Agreement without the prior consent of the other Party, except to the extent a Party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other Party shall be notified in advance.

9.
Compliance

        In exercising any and all rights and in performing its obligations hereunder, SLI shall comply fully with any and all applicable laws, regulations and ordinances and shall obtain and keep in effect licenses, permits and other governmental approvals, whether at the federal, state or local levels, necessary or appropriate to carry on its activities hereunder. SLI further agrees to refrain from any activities that would have an adverse effect on the business reputation of RMS. RMS will advise SLI of any such activities and SLI will have thirty (30) days to correct such activity.

10.
Assignment

        This Agreement shall not be assigned or transferred by SLI (including without limitation any purported assignment or transfer that would arise from a sale or transfer of SLI's business) without the express written consent of RMS. RMS may assign all or any part of its rights and obligations under this Agreement at any time without the consent of SLI. SLI agrees to execute such further acknowledgments or other instruments as RMS may reasonably request in connection with such assignment.

11.
Negation of Warranties and Indemnity

        11.1    Nothing in this Agreement shall be construed as:

    a)
    a warranty or representation by RMS as to the validity or scope of any patent included within Licensed Technology;

    b)
    a warranty or representation that the use of the Licensed Technology and/or the performance of Licensed Services are or will be free from infringement of patents of Third Parties;

    c)
    an obligation to bring or prosecute actions or suits against Third Parties for infringement;

    d)
    except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of RMS;

    e)
    conferring by implication, estoppel or otherwise any license, right or immunity under any patents or patent applications of RMS other than those specified in Licensed Technology, regardless of whether such other patents and patent applications are dominant or subordinate to those in Licensed Technology;

    f)
    an obligation to furnish any know-how not provided in Licensed Technology; or

    g)
    creating any agency, partnership, joint venture or similar relationship between RMS and SLI.

        11.2    RMS MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        11.3    SLI shall assume full responsibility for its use of the Licensed Technology and shall defend, indemnify and hold RMS harmless from and against all liability, demands, damages, expenses (including attorneys' fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action (collectively "Damages"), resulting from the use by SLI, including its officers, directors, agents and employees, of the Licensed Technology except, and to the extent that such Damages are caused by the negligence or willful misconduct of RMS.

12.
General

        12.1    This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.

        12.2    Any notice required or permitted to be sent hereunder shall be given by hand delivery, by registered, express or certified mail, return receipt requested, postage prepaid, or by nationally recognized private express courier or by confirmed facsimile to any party at the address listed above, or to such other addresses of which a party may so notify the other(s). Notices will be deemed given when hand delivered if by hand delivery, or when sent if by any other authorized method.

If to RMS:	Roche Molecular Systems, Inc. 1145 Atlantic Avenue, Suite 100 Alameda, California 94501 Attn: Director of Licensing, Senior Corporate Counsel
RMS cc:	Roche Molecular Systems, Inc. 1145 Atlantic Avenue, Suite 100 Alameda, California 94501 Attn: Vice President, General Counsel
If to SLI:	Specialty Laboratories, Inc. 2211 Michigan Avenue Santa Monica, CA 90404-3900 Attn: General Counsel

        12.3    Governing Law. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of California, U.S.A., except as to any issue which by the law of California depends upon the validity, scope or enforceability of any patent within the Licensed Technology, which issue shall be determined in accordance with the applicable patent laws of the United States.

        12.4    Arbitration. Notwithstanding the provisions of Section 12.3 above, any dispute concerning solely the determination of issues or facts such as, but not limited to, (a) the value of a Combination Service and a Licensed Service pursuant to Section 1.7; and (b) a determination of royalty rate payments owed pursuant to Section 4.1.shall be settled by final and binding arbitration at a mutually convenient location pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedural process:

  a)
  The arbitration tribunal shall consist of three arbitrators. In the request for arbitration and the answer thereto, each Party shall nominate one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

  b)
  The decision of the arbitration tribunal shall be final and judgment upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement. Each Party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

        12.5    Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

        12.6    If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of The Parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below, to be effective on Effective Date as defined herein.

ROCHE MOLECULAR SYSTEMS, INC.	SPECIALTY LABORATORIES, INC.

By:	By:

Name:	Name:
Thomas Kosco
Title:	Title:	General Counsel

Date:	Date:

Apprv'd As To Form
RMS LAW DEPT.

By:.................

ATTACHMENT I

COMBINATION SERVICES

Percent of Net Service Revenues for Combination Services which is Attributable to Licensed Services (specify Service A or Service B)

Licensed Services

Test Code	Test Name
7576	Hepatitis C Virus RNA UltraQuant® w/Reflex	[***]*%
7576SR	Hepatitis C Virus RNA UltraQuant® w/Serial Reporting & Reflex	[***]*%
2479	Hepatitis B Virus MonitR™, Chronic	[***]*%
4556	Obstetric Complications AssessR™	[***]*%
5050	Arthritis Rheumatoid PrognosticatR™	[***]*%
5362	Fragile X DNA Probe	[***]*%
5364	Fragile X DNA Probe Analysis with Chromosome Analysis	[***]*%
5810	Hamatological Disorders II, Acquired	[***]*%
5916	Hepatitis EvaluatR™ PLUS, Autoimmune	[***]*%
7960	Borrelia burgdorferi AccuDx® CSF & Serum	[***]*%
7960SF	Borrelia burgdorferi AccuDx® CSF & Serum (spinal fluid)	[***]*%
8261	Parvovirus B19 Evaluation	[***]*%
8261C	Parvovirus B19 Evaluation	[***]*%
8562	Cytomegalovirus CNS AccuDx®	[***]*%
8972	CNS Toxplasma Encephalitis AccuDx®	[***]*%
9496	Herpes Simplex Virus Types 1 and 2 AccuDx®	[***]*%
9517	Herpes Simplex Virus Encephalitis AccuDx®	[***]*%
P95012A	Custom Cryobank Profile A	[***]*%
P39710A	Custom Hypercoaguability Work-Up	[***]*%

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT II

COLLECTION RATE

Fiscal Year	Collection Rate Percentage on Third-Party Reimbursed Licensed Services
FY end 12/31/00	[***]*%

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT III

SUMMARY ROYALTY REPORT

for the Period                      to

Licensee: Specialty Laboratories, Inc.	Field of Use: In Vitro Human Diagnostic Services
Effective Date: January 1, 2001	Royalty Rate: [***]*% for Service A; See Section 4.1(b) for Service B
Licensed Service ("Lic. Service")	Service A or Service B	Gross Invoice Price of Lic. Service	Number of Lic. Service Performed	Deductions Allowed*	Combination Service % (from Att. I)	Net Service Revenue	Earned Royalty

ROYALTY PAYMENT DUE

•
Please attach to this form documentation or supplemental data for "Deductions Allowed".

••
Combination Service %'s must be previously agreed upon. To confirm that a Combination Service % has been established or to propose this status, please contact RMS Licensing Dept. @ (510)814-2984.

        Check here if there were no Licensed Services performed for this report period:

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By:		Title:	Date:
(authorized signature)

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Name (please print) :

Mail report with any royalty payment due to: Roche Molecular Systems, Inc., P. O. Box 100858, Pasadena, CA 91189-0858

ATTACHMENT IV

LICENSED SERVICES
Subject to Section 1.9.3

Test Code	List Price	Test Description
7577	[***]*	HCV RNA UltraQuant reflex 37% of time - from Service A to Service B through 7/31/01 - from Roche-Licensed product to Service B from 8/1/01 forward

Equation for Determining Royalty

Price - Deductions = NSR • × [***]* = 1
Price - Deductions = NSR × [***]* = 2
1 × applicable royalty = 3
2 × applicable royalty = 4
3 + 4 = royalty due

*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

• NSR = Net Service Revenue

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TABLE OF CONTENTS
EXPANDED PCR DIAGNOSTIC SERVICES AGREEMENT
BACKGROUND
COMBINATION SERVICES
COLLECTION RATE
SUMMARY ROYALTY REPORT